Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

May 6, 2024

Board of Directors

VICI Properties Inc.

535 Madison Avenue, 20th Floor

New York, New York 10022

To the addressees referred to above:

We are acting as counsel to VICI Properties Inc., a Maryland corporation (the “Company”), in connection with the public offering of up to $2,000,000,000 aggregate gross sales price of the Company’s common stock, $0.01 par value per share (the “Offered Shares”), all of which are to be offered and sold by the Company from time to time in accordance with the terms of the Equity Distribution Agreement, dated May 6, 2024, by and among the Company, VICI Properties OP LLC, a Delaware limited liability company (“VICI OP”), and each of the persons named on Schedule 1 and Schedule 2 attached hereto (the “Equity Distribution Agreement”), which, among other things, contemplates that the Company may from time to time enter into one or more letter agreements with each of the persons named on Schedule 2 attached hereto (the “Forward Sale Agreements,” and together with the Equity Distribution Agreement, the “Agreements”), the form of which is attached as Annex II of the Equity Distribution Agreement. Pursuant to the Forward Sale Agreements, the Company may issue additional shares of common stock (the “Forward Settlement Shares,” and together with the Offered Shares, the “Shares”), in settlement of the transactions contemplated by the Forward Sale Agreements. The offering of the Shares by the Company is being made pursuant to a prospectus supplement dated May 6, 2024 and the accompanying base prospectus dated April 18, 2022 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-264352) (the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Hogan Lovells US LLP is a limited liability partnership registered in the state of Delaware. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Berlin Beijing Birmingham Boston Brussels Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston Johannesburg London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Munich New York Northern Virginia Paris Philadelphia Riyadh Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Sydney Tokyo Warsaw Washington, D.C. Associated Offices: Budapest Jakarta Shanghai FTZ. Business Service Centers: Johannesburg Louisville. For more information see www.hoganlovells.com

This opinion letter is based as to matters of law solely on the applicable provisions of Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that when issued in accordance with the provisions of the Agreements, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof. We assume no obligation to advise of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP

Schedule 1

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Capital One Securities, Inc.

201 St. Charles Ave, Suite 1830

New Orleans, Louisiana 70170

CIBC World Markets Corp.

300 Madison Avenue, 5th Floor

New York, New York 10017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Citizens JMP Securities, LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

As Managers

Evercore Group L.L.C.

55 East 52nd Street, 36th Floor

New York, New York 10055

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Jefferies LLC

520 Madison Avenue

New York, New York 10022

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Schedule 2

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Barclays Bank PLC

c/o Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

BNP Paribas

787 Seventh Avenue

New York, New York 10019

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Canadian Imperial Bank of Commerce

300 Madison Avenue, 5th Floor

New York, New York 10017

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Citizens JMP Securities, LLC

450 Park Avenue, 5th Floor

New York, New York 10022

Deutsche Bank AG, London Branch

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

As Forward Purchasers

JPMorgan Chase Bank, National
Association, New York Branch

383 Madison Avenue

New York, New York 10179

Jefferies LLC

520 Madison Avenue

New York, New York 10022

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as agent

1271 Avenue of the Americas

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

The Bank of Nova Scotia

44 King Street West

Central Mail Room

Toronto, Ontario, Canada M5H 1H1

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Wells Fargo Bank, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001